3 Bear Delaware Holding - NM, LLC and Subsidiaries Contents Independent Auditor’s Report 1 Consolidated Financial Statements Consolidated Balance Sheets 3 Consolidated Statements of Operations 4 Consolidated Statement of Changes in Member’s Equity 5 Consolidated Statements of Cash Flows 6 Notes to Consolidated Financial Statements 8 Exhibit 99.1

Independent Auditor’s Report Board of Directors 3 Bear Delaware Holding - NM, LLC and Subsidiaries Denver, Colorado Opinion We have audited the consolidated financial statements of 3 Bear Delaware Holding – NM, LLC and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2021 (Successor) and December 31, 2020 (Predecessor), and the related consolidated statements of operations, changes in member’s equity, and cash flows for the periods from March 23, 2021 to December 31, 2021 (Successor), January 1, 2021 to March 22, 2021 (Predecessor) and for the year ended December 31, 2020 (Predecessor), and the related notes to the consolidated financial statements. In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 (Successor) and December 31, 2020 (Predecessor), and the results of its operations and its cash flows for the periods from March 23, 2021 to December 31, 2021 (Successor), January 1, 2021 to March 22, 2021 (Predecessor) and for the year ended December 31, 2020 (Predecessor) in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Emphasis of Matter – Restatement of Financial Statements As discussed in Note 2 to the consolidated financial statements, the financial statements have been restated to correct misstatements related to the accounting for the Business Combination as of December 31, 2021 (Successor) and for the period from March 23, 2021 to December 31, 2021 (Successor). Our opinion is not modified with respect to this matter. Emphasis of Matter – Business Combination As discussed in Note 3 to the consolidated financial statements, the Company determined that a change in control transpired on March 22, 2021. The financial information for the period subsequent to the change in control is presented on a different cost basis than that of the periods before the change and, therefore, is not comparable. Our opinion is not modified with respect to this matter. Responsibilities of Management for the Consolidated Financial Statements Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued. Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements. In performing an audit in accordance with GAAS, we: Exercise professional judgment and maintain professional skepticism throughout the audit. Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed. Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements. Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. March 3, 2022, except as to the effect of the restatement described in Note 2, which is as of May 15, 2022 Denver, Colorado /s/BDO USA, LLP

3 Bear Delaware Holding - NM, LLC and Subsidiaries Consolidated Balance Sheets 3 As of December 31, 2021 (Successor) (Restated) 2020 (Predecessor) Assets Current assets: Cash and cash equivalents $ 6,896,120 $ 7,404,940 Trade accounts receivable and accrued revenues 15,121,133 9,959,359 Accounts receivable – other - 2,087,802 Inventory 1,721,670 - Prepaid and other current assets 777,777 2,055,408 Total current assets 24,516,700 21,507,509 Property, plant and equipment, net 325,719,789 366,772,405 Intangible assets, net 42,711,432 - Contract assets, net - 16,723,419 Other long-term assets 500,000 500,000 Total assets $ 393,447,921 $ 405,503,333 Liabilities and member’s equity Current liabilities: Accounts payable – trade $ 6,892,674 $ 10,083,852 Accounts payable – affiliates 174,303 427,705 Accrued liabilities 9,692,635 8,763,162 Total current liabilities 16,759,612 19,274,719 Long-term debt, net 69,045,741 54,690,607 Asset retirement obligations 2,189,816 3,995,638 Total liabilities 87,995,169 77,960,964 Commitments and contingencies Member’s equity: Member’s capital 288,766,118 346,319,608 Accumulated deficit 16,686,634 (18,777,239) Total member’s equity 305,452,752 327,542,369 Total liabilities and member’s equity $ 393,447,921 $ 405,503,333 See accompanying notes to consolidated financial statements.

3 Bear Delaware Holding - NM, LLC and Subsidiaries Consolidated Statements of Operations 4 See accompanying notes to consolidated financial statements. For the Period from March 23 through December 31, 2021 (Successor) (Restated) For the Period from January 1 through March 22, 2021 (Predecessor) For the Year Ended December 31, 2020 (Predecessor) Revenues: Product sales $ 90,670,710 $ 19,523,675 $ 19,110,955 Gathering services 33,531,168 7,286,505 28,506,472 Fuel revenue 2,021,001 595,842 2,195,897 Total revenues 126,222,879 27,406,022 49,813,324 Operating expenses: Gas purchases and other cost of product sales 73,379,826 17,725,824 13,007,827 Operations and maintenance 16,947,742 4,524,522 18,974,005 General and administrative 6,043,191 557,805 2,501,072 Depreciation, amortization, and accretion 10,162,298 3,540,029 14,461,873 Loss on disposal of assets 1,104,656 - 1,380,640 Total operating expenses 107,637,713 26,348,180 50,325,417 Total operating income 18,585,166 1,057,842 (512,093) Other income (expense): Interest expense (1,898,532) (432,098) (2,417,012) Interest income - - 3,135 Net income $ 16,686,634 $ 625,744 $ (2,925,970)

3 Bear Delaware Holding - NM, LLC and Subsidiaries Consolidated Statements of Changes in Member’s Equity 5 3 Bear Energy – New Mexico, LLC JV Partner Total Member’s Equity Balance at January 1, 2020 (Predecessor) $ 154,513,852 $ 148,454,487 $ 302,968,339 Capital contributions 20,395,000 7,105,000 27,500,000 Net loss (1,473,891) (1,452,079) (2,925,970) Balance at December 31, 2020 (Predecessor) $ 173,434,961 $ 154,107,408 $ 327,542,369 Net income 374,883 250,861 625,744 Balance at March 22, 2021 (Predecessor) $173,809,844 $ 154,358,269 $ 328,168,113 Balance at March 23, 2021, Effect of Business Combination (Successor) – As Restated 288,766,118 - 288,766,118 Net income – As Restated 16,686,634 - 16,686,634 Balance at December 31, 2021 (Successor) – As Restated $ 305,452,752 $ - $ 305,452,752 See accompanying notes to consolidated financial statements.

3 Bear Delaware Holding - NM, LLC and Subsidiaries Consolidated Statements of Cash Flows 6 Continued. For the Period from March 23 to December 31, 2021 (Successor) (Restated) For the Period from January 1 to March 22, 2021 (Predecessor) For the Year Ended December 31, 2020 (Predecessor) Cash flows from operating activities: Net income (loss) $ 16,686,634 $ 625,744 $ (2,925,970) Adjustments to reconcile net income to net cash provided by operating activities: Loss on disposal of assets 1,104,656 - 1,380,640 Depreciation and amortization expense 10,040,851 3,487,193 14,246,272 Amortization of long-term contract assets - 103,395 276,581 Accretion of asset retirement obligations 121,447 52,836 215,602 Amortization of debt issuance costs 229,234 46,542 197,848 Changes in operating assets and liabilities: Accounts receivable and accrued revenues 2,211,927 (5,285,899) 4,301,487 Inventory (990,988) 829,986 0 Prepaid and other current assets (237,871) (45,167) (1,640,639) Accounts payable – trade (11,362,005) 11,208,396 (1,940,461) Accounts payable – affiliate 174,303 (427,705) 337,824 Accrued liabilities 3,392,349 692,409 1,509,512 Other long-term assets - - (500,000) Net cash provided by operating activities 21,370,537 11,287,730 15,458,696 Cash flows from investing activities: Purchase of property, plant and equipment (29,249,198) (17,997,248) (31,369,360) Payment of long-term contract assets - - (2,843,460) Net cash used in investing activities (29,249,198) (17,997,248) (34,212,820) Cash flows from financing activities: Proceeds from issuance of member units - - 27,500,000 Proceeds from long-term debt 15,000,000 5,000,000 - Payments on long-term debt (5,000,000) - (5,000,000) Payments on capital lease (20,241) (6,624) (24,714) Payment of debt issuance costs (876,827) (16,949) (16,142) Net cash provided by financing activities 9,102,932 4,976,427 22,459,144 Net change in cash and cash equivalents 1,224,271 (1,733,091) 3,705,020 Cash and cash equivalents, at beginning of period 5,671,849 7,404,940 3,699,920 Cash and cash equivalents, at end of period $ 6,896,120 $ 5,671,849 $ 7,404,940

3 Bear Delaware Holding - NM, LLC and Subsidiaries Consolidated Statements of Cash Flows 7 For the Period from March 23 to December 31, 2021 (Successor) (Restated) For the Period from January 1 to March 22, 2021 (Predecessor) For the Year Ended December 31, 2020 (Predecessor) Supplemental Cash Flow Information Cash paid for interest $ 1,802,984 $ 430,380 $ 2,477,290 Non-Cash Investing and Financing Activities: Property, plant and equipment affected by change in amounts included in accounts payable $ (1,320,914) $ (1,716,657) $ 7,854,714 Acquisition of property, plant and equipment included in accrued expenses $ 1,844,715 $ - $ 5,000,000 Asset additions related to asset retirement obligation $ 159,918 See accompanying notes to consolidated financial statements.

3 Bear Delaware Holding - NM, LLC and Subsidiaries Notes to Consolidated Financial Statements 8 1. Description of Business Organization 3 Bear Delaware Holding - NM, LLC, (the “Company,” or “3BDH-NM”) was formed on June 19, 2017 as a limited liability company in the state of Delaware. The Limited Liability Agreement of the Company (the “Original LLC Agreement”) established 3 Bear Energy – New Mexico, LLC (“3BE-NM”), a wholly-owned subsidiary of 3 Bear Energy, LLC (“3Bear”), as the sole member of the Company. The Original LLC Agreement was amended on September 22, 2017 (the “Amended LLC Agreement”) to allow for an additional member (“JV Partner”) to join the partnership as a 49% member. The Amended LLC Agreement provided for up to $205.4 million of capital contributions from the JV Partner and 3BE-NM. The Board of Directors (the “Board”) approved additional projects from 2017 through 2021 as defined in the LLC agreement, providing for additional capital contributions up to a total of $476.9 million. On March 22, 2021, 3BE-NM purchased the remaining membership interests from the JV Partner. Concurrent with this purchase, the Amended LLC Agreement was amended to redeem the outstanding JV Partner units which resulted in the Company becoming a wholly-owned subsidiary of 3BE-NM. See note 3. The business and affairs of the Company are overseen by the Board, which is composed of five directors, as designated by 3BE-NM. Subsidiaries of the Company On May 7, 2017, the Company formed 3 Bear Delaware Operating – NM, LLC (“3BDO-NM”). 3BDO- NM was formed in order to manage the Company’s operations in the Delaware Basin in New Mexico. On September 11, 2017, the Company formed 3 Bear Energy – Lynch, LLC (“3BE-L”). 3BE-L was formed in order to manage the operations of a produced water disposal well. On September 11, 2017, the Company formed 3 Bear Energy – Cottonwood, LLC (“3BE-C”). 3BE-C was formed in order to manage the operations of a produced water disposal well. On December 17, 2019, the Company formed 3 Bear Hat Mesa II-NM, LLC (“3BHM”). 3BHM was formed to manage the Company’s crude gathering services. On March 3, 2020, the Company formed 3 Bear Delaware Marketing, LLC (“3BDM”). 3BDM was formed to allow for the Company to provide marketing services to producers. On September 14, 2021, the Company formed 3 Bear G & P Solutions, LLC (“3BGP”). 3BGP was formed to manage the Company’s gas gathering and processing services. On September 14, 2021, the Company formed Neptune Recycling, LLC (“Neptune”). Neptune was formed to manage the Company’s water gathering and recycling services.

3 Bear Delaware Holding - NM, LLC and Subsidiaries Notes to Consolidated Financial Statements 9 Operations of the Company Primary operations consist of: (1) gathering, storing, compressing, treating, processing and selling natural gas; (2) treating, transporting and selling natural gas liquids (“NGLs”) and NGL products; (3) gathering, storing and terminaling crude oil; and (4) produced water handling and disposal (5) processing and selling the biproducts associated with the services outlined in 1-4. The Company’s operations are in the Delaware Basin in New Mexico. 2. Summary of Significant Accounting Policies Basis of Presentation The accompanying consolidated financial statements have been prepared in accordance with standards generally accepted in the United States of America (“GAAP”). The consolidated financial statements include the accounts and transactions of the Company and its wholly owned subsidiaries. Intercompany accounts and transactions between the entities have been eliminated in consolidation. The financial statements for the year ended December 31, 2020 and the period from January 1, 2021 to March 22, 2021 are referred to as the “predecessor period” and the financial statements for the period from March 23, 2021 to December 31, 2021 are referred to as the “successor period”. Restated Consolidated Financial Statements Subsequent to the issuance of the 2021 financial statements, the Company identified errors in the application of push down accounting in connection with the Business Combination (see Note 3). Specifically, $81 million that was recorded as a bargain purchase gain in the consolidated statement of operations should have been recorded as an adjustment to member’s equity, and $2.7 million of contingent consideration was inappropriately recorded by the Company. The Company has restated its financial statements to correct the misstatements as follows: December 31, 2021 (Successor) December 31, 2021 (Successor) Consolidated Balance Sheet As previously reported Adjustment As Restated Other long-term liabilities 2,700,000$ (2,700,000)$ -$ Total Liabilities 90,695,169 (2,700,000) 87,995,169 Member's capital 204,999,779$ 83,766,339$ 288,766,118$ Accumulated earnings 97,752,973 (81,066,339) 16,686,634 Total Member's equity 302,752,752$ 2,700,000$ 305,452,752$ For the period from March 23, to December 31, 2021 (Successor) For the period from March 23, to December 31, 2021 (Successor) Consolidated Statement of Income As previously reported Adjustment As Restated Gain on bargain purchase 81,066,339 (81,066,339) - Net Income 97,752,973$ (81,066,339)$ 16,686,634$

3 Bear Delaware Holding - NM, LLC and Subsidiaries Notes to Consolidated Financial Statements 10 Total Member’s Equity (Successor) Total Member’s Equity (Successor) Consolidated Statement of Changes in Member's Equity As previously reported Adjustment As Restated Effect of Business Combination (123,168,334) 123,168,334 - Balance at March 23, 2021 (Successor) 204,999,779 83,766,339 288,766,118 Net income (loss) 97,752,973 (81,066,339) 16,686,634 Balance at December 31, 2021 (Successor) 302,752,752$ 2,700,000$ 305,452,752$ For the period from March 23, to December 31, 2021 (Successor) For the period from March 23, to December 31, 2021 (Successor) Consolidated Statement of Cash Flows As previously reported Adjustment As Restated Net income 97,752,973$ (81,066,339)$ 16,686,634$ Bargin puchase gain on acquisition of member interest (81,066,339) 81,066,339 - In addition, the disclosures in Note 3, Business Combination, have been restated to give effect to the correction. Use of Estimates The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and contingent liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates and such differences could be material. Liquidity and Capital Resources As of December 31, 2021 (Successor), the Company had a consolidated net working capital of approximately $7.8 million and accumulated earnings of approximately $16.7 million. The Company has projected positive cash flows from operations over the next 12 months and expects positive cash flows from operations in future years. Management believes that it currently has sufficient cash and financing commitments to meet its funding requirements, including debt service through at least April 2023 and beyond. If the Company does not generate sufficient cash flow from operations to fund ongoing operations and debt service, it may be required to issue additional debt and/or raise capital from the sale of member interests or assets, which may or may not be available at acceptable terms to the Company. Accounting for Business Combinations The Company accounts for acquisitions under Accounting Standards Codification (“ASC”) 805, Business Combinations. Under ASC 805, any acquiring entity is required to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at fair value as of the acquisition date.

3 Bear Delaware Holding - NM, LLC and Subsidiaries Notes to Consolidated Financial Statements 11 The determination of fair value involves the use of estimates and assumptions, along with the application of various valuation techniques. These estimates include projections of future cash flows related to specific assets and the assessment of future lives based on the expected future period of benefit of the asset. Related acquisition costs are expensed as incurred and are include in selling, general and administrative expense in the accompanying Consolidated Statements of Operations. Cash and Cash Equivalents Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less. The Company’s cash and cash equivalents are maintained at one financial institution insured by the Federal Deposit Insurance Corporation (“FDIC”). At December 31, 2021 the Company had amounts in excess of FDIC insured limits. The Company has never experienced losses related to these balances, and management believes that the risk is not significant. The Company had $6.6 million and $7.2 million uninsured cash and cash equivalents as of December 31, 2021(Successor) and December 31, 2020 (Predecessor), respectively. Trade Accounts Receivable and Accrued Revenues Accounts receivable are reported net of the allowance for doubtful accounts. Accrued revenues represent amounts due from producer customers that have yet to be invoiced. The Company’s assessment of the allowance for doubtful accounts is based on several factors, including the overall creditworthiness of the customer, existing economic conditions, and the amount and age of past due accounts. At December 31, 2021 (Successor), and December 31, 2020 (Predecessor), the Company determined an allowance for doubtful accounts was not considered necessary. Trade accounts receivable as of December 31, 2021 (Successor), were $12,014,136 and accrued revenues were $3,106,997 respectively. Trade accounts receivable as of December 31, 2020 (Successor), were $7,609,765 and accrued revenues were $2,349,594 respectively. Accounts Receivable - Other Accounts receivable-other consists of reimbursements from customers and third parties for capital and operating expenditures made by the Company on their behalf as well as insurance proceeds to be collect on outstanding claims. These other receivables are not related to revenue generating activities. Inventory Inventory, which consist primarily of crude oil, skim oil, and condensate, are recorded at the lower of weighted-average cost or net realizable value. Prepaid and Other Current Assets Prepaid and other current assets include items such as prepaid insurance and refundable deposits, and represents amounts that are expected to be received or realized within twelve months. Fair Value The Company follows Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 establishes a common definition of fair value to be applied when GAAP requires the use of fair value, established a framework for measuring fair value, and requires certain disclosures about such fair value measurements.

3 Bear Delaware Holding - NM, LLC and Subsidiaries Notes to Consolidated Financial Statements 12 ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available. The hierarchy is broken down into three levels based on the reliability of inputs as follows: Level 1: Observable inputs such as quoted prices in active markets for identical assets or liabilities to which the Company has access at a measurement date. Level 2: Observable inputs other than Level 1 quoted that are observable for the asset or liability, either directly or indirectly; these include quotes prices for similar assets or liabilities in an active market, quoted prices for identical asset and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 3: Unobservable inputs in which little or no market data exists, and for which the Company must develop its own assumptions regarding the assumptions that market participants would use in pricing the asset or liability, including assumptions regarding risk. The Company considers that the fair value of its financial instruments, including cash, accounts receivables and accounts payable approximates their carrying value based on the short-term nature. Furthermore, the Company considers the carrying value of the long-term debt to approximate fair value due to the market related interest rates and corresponding credit risks. The Company has determined that the estimated fair value amounts presented in the consolidated financial statements relating to assets acquired and liabilities assumed in a business combination, use available market information and appropriate methodologies. In determining fair value, the Company uses various methods including market, income and cost approaches. Under these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Property, Plant and Equipment, Net The Company follows the provisions of the FASB ASC 360, Property, Plant, and Equipment. Property, plant and equipment is recorded at cost or at fair value if acquired in a business combination. The cost of improvements that enhance or extend the estimated useful life of the property and equipment are capitalized. The cost of maintenance and repairs, which do not enhance or extend the life of the asset, are expensed when incurred. The natural gas and natural gas liquid maintained in the pipeline facilities necessary for their operation (line fill) are included in property, plant and equipment. Interest on debt used to fund construction is capitalized during construction. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Land and line fill are not depreciated. Construction in progress is stated at cost, which includes the cost of construction and other direct costs attributable to construction including internal development and interest costs that meet capitalization criteria. No provision for depreciation is made on construction in progress until such time as the relevant assets are completed and put into use.

3 Bear Delaware Holding - NM, LLC and Subsidiaries Notes to Consolidated Financial Statements 13 When items of property, plant and equipment are sold or otherwise disposed of, any gains or losses are reported in the statements of income. Gains or losses on the disposal of property, plant and equipment are recognized when they occur, which is generally at the time of closing or when the loss on the asset is determined. If a loss on disposal is expected such losses are recognized when the assets are classified as held for sale. The Company periodically evaluates the carrying value of long-lived assets, including property, plant and equipment, when circumstances indicate the carrying value of those assets may not be recoverable to determine if the asset is impaired. The carrying amount is not recoverable if it exceeds the sum of undiscounted cash flows expected to result from the use and eventual disposition of the asset. The Company considers various factors when determining if these assets should be evaluated for impairment. As of December 31, 2021(Successor), and December 31, 2020 (Predecessor), the Company determined there were no indicators of an impairment. Contract Assets Contract assets represent consideration paid to customers and are accounted for under ASC 606 Revenue from Contracts with Customers. Contract assets are amortized as a reduction in the amount of revenue recognized as the performance obligations from the contract are satisfied based on the volume of production units delivered to the Company. The previously recognized contract assets were adjusted to fair value upon 3BE-NM's purchase of the remaining membership interest from the JV Partner on March 22, 2021, and are now included as part of the customer contracts intangible balance that is amortized over 30 years. The Company relied upon Level 3 inputs to value assets and liabilities that were acquired in the business combination that transpired on March 22, 2021. See Note 7 for further discussion surrounding intangible assets. Asset Retirement Obligations The Company records a liability for asset retirement obligations (“ARO”) only if and when a future asset retirement obligation with a determinable life is identified. The Company recognizes liabilities for the anticipated future costs of dismantlement and abandonment of their facilities by increasing the carrying amount of the related long-lived asset at the time the asset is acquired. The fair value of the asset retirement obligations is estimated using Level 3 inputs which comprise of expected future costs discounted to present value. The asset retirement cost is depreciated over the life of the asset. Accretion expense represents the increase to the discounted liability toward its expected settlement value and is included in Depreciation, amortization, and accretion in the statements of income. For identified asset retirement obligations, the Company evaluates whether the expected date and related costs of retirement can be estimated. The Company records a liability in the period the obligation is incurred and estimable. An ARO is initially recorded at its estimated fair value with a corresponding increase to property, plant and equipment. This increase in property, plant and equipment is then depreciated over the useful life of the asset to which that liability relates. Accretion expense is recognized for changes in the fair value of the liability as a result of the passage of time, which is recorded as accretion expense on the Company’s Consolidated Statements of Operations. See Note 10 for further discussion of the Company’s AROs. Income Taxes The Company is a limited liability company and therefore is not a tax-paying entity for federal income tax purposes. Accordingly, a provision for federal income taxes has not been recorded in the accompanying consolidated financial statements. Partnership income or losses are reflected in

3 Bear Delaware Holding - NM, LLC and Subsidiaries Notes to Consolidated Financial Statements 14 the member’s income tax returns in accordance with their ownership percentages. The Company performed a review of its material tax positions in accordance with recognition and measurement standards established by ASC 740, Income Taxes. Interest and penalties, if assessed, would be included in general and administrative costs. The Company files income tax returns on a calendar basis and its returns for 2019 through 2021 (upon filing) are subject to examination by the Internal Revenue Service and state taxing authorities. As of December 31, 2021, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the consolidated financial statements or any interest or penalties during the years ended December 31, 2021. Debt Issuance Costs Debt issuance costs represent costs associated with obtaining long-term financing and are amortized over the term of the related debt using a method which approximates the effective interest method and has a weighted average life of four years. At December 31, 2021 (Successor), and December 31, 2020 (Predecessor), the Company’s net debt issuance costs were reflected as a reduction of long-term debt on the consolidated balance sheets. Amortization of debt issuance costs is presented as interest expense in the Consolidated Statements of Operations. Environmental Costs The Company recognizes remediation costs and penalties when the responsibility to remediate is probable and the amount of associated costs can be reasonably estimated. Estimates associated with environmental remediation accruals typically aligns with a completion of a feasibility study and the commitment to a formal plan of action. Remediation liabilities are accrued based on estimates of known environmental liabilities. In 2020, the Company experienced a leak on a wastewater disposal pipe in Eddy County, New Mexico. The costs for remediation of the leak were submitted to the Company’s insurance providers and the deductible was recorded as a loss in the Company’s Consolidated Statements of Operations for the year ending December 31, 2020. The Company recorded the expected reimbursement from the insurance in Accounts Receivable – Other on the Consolidated Balance Sheets. The Company recognized an immaterial amount of remediation costs associated with environmental costs during the successor period. Revenue Recognition The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product or providing services to a customer. Performance Obligations—The majority of the Company’s contracts have a single performance obligation which is either to provide gathering services or sell natural gas, NGLs and condensate which are both satisfied when the related natural gas, crude oil and produced water are received and transferred to an agreed upon delivery point. Performance obligations for gathering services are generally satisfied over time as the services are performed and the Company applies to the practical expediency to recognize revenue when the Company has the right to invoice (at minimum monthly) as this corresponds directly with the value to the customer of the performance completed to date by the Company.

3 Bear Delaware Holding - NM, LLC and Subsidiaries Notes to Consolidated Financial Statements 15 Performance obligations for the sale of natural gas, NGLs and condensate are satisfied at a point in time. There are not significant judgements for these transactions because the customer obtains control based on an agreed upon delivery point. The Company enters into a variety of contract types in order to generate “Product sales” and “Service revenue.” The Company provides services under the following types of arrangements: Fee-based Arrangements—Under fee-based arrangements, the Company receives a fee or fees for one or more of the following services: gathering, processing and transportation of natural gas; gathering, transportation, and storage of NGLs; gathering, recycling and disposal of wastewater, and transportation, storage and distribution of crude oil, refined products and other hydrocarbon- based products. The revenue the Company earns from these arrangements is generally directly related to the volume of natural gas, NGLs, refined products, water or crude oil that is handled by or flows through the Company’s systems and facilities and is not normally directly dependent on commodity prices. Fee-based arrangements are reported as “Gathering services” on the Consolidated Statements of Operations. Purchase Arrangements—Under purchase arrangements, the Company purchases natural gas at the wellhead. The Company then gathers, processes, treats and delivers the natural gas and associated NGLs to pipelines where the Company may resell the natural gas and NGLs. Wellhead purchase arrangements represent an arrangement with a supplier and are recorded in “Gas purchases and other cost of product sales.” Revenue generated from the sale of product obtained in purchase arrangements is reported as “Product sales” on the Consolidated Statements of Operations and is recognized on a gross basis as the Company purchases and takes control of the product prior to sale and is the principal in the transaction. Amounts billed to customers for electricity, and other costs to perform services are included in “Fuel revenue” on the Consolidated Statements of Operations. Transportation charges associated with product sales are included as a reduction to the value of the revenues reported in “Product sales” on the Consolidated Statements of Operations. Customers usually pay monthly based on the products purchased or services performed that month. Taxes collected from customers and remitted to the appropriate taxing authority are excluded from revenue. There are no unsatisfied performance obligations. With respect to produced water arrangements, revenue is disaggregated into two primary revenue streams that include gathering services revenue and product sales revenue. For contracts involving disposal services, the Company accepts wastewater and solids for disposal. In cases where the Company has agreed within a contract or are required by law to remove hydrocarbons from the wastewater, the skim oil will be valued as non-cash consideration. Ordinarily, it is required that the fair value of the skim oil is to be estimated at contract inception; however, due to variability of the form of the non-cash consideration, the amount and dollar value is unknown at the contract inception date. Accordingly, ASC 606 allows the Company to value the skim oil on the date in which the value becomes known. The Company recognizes non-cash consideration as service revenue based on the market value of the skim oil retained at the time the processing is provided. The Company also recognizes the revenue in product sales at the time of transfer of the goods sold, along with a corresponding expense associated with the cost of gas purchases and other cost of product sales. The Company records a gain or loss associated with the fair value of non-cash consideration upon product delivery to a third party.

3 Bear Delaware Holding - NM, LLC and Subsidiaries Notes to Consolidated Financial Statements 16 The Company’s water gathering services have certain contracts that contain the following types of terms or pricing structures that involve significant judgment that impacts the determination and timing of revenue. Tiered Pricing—For contracts with tiered pricing provisions, the period in which the tiers are earned and settled (i.e. the “reset period”) may vary from monthly to over a period of multiple months. If the tiered pricing is based on a month, the fee is allocated to the distinct daily service to which it relates. If the tiered pricing spans across multiple reporting periods, the total transaction price is estimated at the beginning of each reset period, based on the expected volumes. Estimates of variable consideration are revised at each reporting date throughout each reset period. For the successor and predecessor periods, there was no adjustment required from the amounts billed to customers. For all of the Company’s disposal contracts, revenue will be recognized over time utilizing the output method based on the volume of wastewater or solids accepted from the customer. For contracts that involve the sale of recovered hydrocarbons and recycled wastewater, revenue will be recognized at a point in time, based on when control of the product is transferred to the customer. Quantities of natural gas or NGLs over-delivered or under-delivered related to imbalance agreements with customers, producers or pipelines are recorded monthly as prepaid expenses or accrued liabilities using current market prices or the weighted-average prices of natural gas or NGLs at the plant or system. These balances are settled with deliveries of natural gas or NGLs, or with cash. Amounts at December 31, 2021 and 2020, were included in accrued liabilities and were immaterial. Recently Issued Accounting Standards In February 2016, the FASB issued ASC 842, Leases. The guidance requires lessees to recognize assets and liabilities on the balance sheet for the rights and obligations created by leases with terms of more than 12 months. ASC 842 also requires disclosures designed to give financial statement users information on the amount, timing, and uncertainty of cash flows arising from leases. The standard will be effective for non-public entities for annual and interim periods beginning after December 15, 2021 with earlier application permitted. In the normal course of business, the Company enters into lease agreements to support its operations which includes right of way agreements. Further, all rights of way and easements will be required to be reviewed under the new lease guidance to determine if the right of way constitutes of lease of property. The Company is in the process of evaluating the impact of this standard.

3 Bear Delaware Holding - NM, LLC and Subsidiaries Notes to Consolidated Financial Statements 17 3. Business Combination On March 22, 2021, 3BE-NM acquired the JV Partner’s remaining membership interests in the Company, which was accounted for as a business combination under ASC 805, Business Combinations (the “Business Combination”). The Company elected to apply pushdown accounting as a result of the change in ownership of the Company. Fair value estimates are based on a complex series of judgments about future events and uncertainties and rely heavily on estimates and assumptions. The judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives and the expected future cash flows and related discount rates, can impact the Company’s financial statements. Significant Level 3 inputs used for the model included the estimated future cash flows, the expected period the cash flows are expected to be generated, and the discount rates. The following table summarizes the allocation of the consideration transferred to the identified assets acquired and liabilities assumed as of the acquisition date (Rounded): Cash consideration $ 32,000,000 Contingent consideration 2,700,000 Fair value of 3BE-NM’s previously held interest in the Company 173,000,000 Total consideration transferred $ 207,700,000 Fair Value of Assets Acquired Cash and cash equivalents $ 5,672,000 Accounts receivable 17,333,000 Inventory 731,000 Prepaid and other current assets 540,000 Gathering systems and facilities 303,341,000 Land 2,480,000 Intangible assets 43,983,000 Other long-term assets 500,000 Total Fair Value of Assets Acquired $ 374,580,000 Fair Value of Liabilities Assumed Accounts payable 19,575,000 Accrued liabilities 4,457,000 Asset retirement obligations 2,068,000 Long-term debt 59,714,000 Total Fair Value of Liabilities Assumed $ 85,814,000 Fair value of net identifiable assets $ 288,766,000 Bargain purchase gain $ 81,066,000 Transaction costs associated with the Business Combination were approximately $203,000 and were recorded as general and administrative expenses in the consolidated statement of operations for the period from March 23, 2021 to December 31, 2021 (Successor). The fair value of the net identifiable assets exceeded the consideration transferred which resulted in the recognition of a bargain purchase gain. The bargain purchase gain was recorded by the Company as an adjustment to member’s equity. The bargain purchase gain resulted from the JV Partner needing to sell its remaining ownership interest at a lack of a competitive bidding process due to restrictions in the Amended LLC Agreement.

3 Bear Delaware Holding - NM, LLC and Subsidiaries Notes to Consolidated Financial Statements 18 4. Agreements and Transactions with Related Parties 3 Bear Field Services, LLC The Company has no employees (operating or maintenance). Facility and general and administrative services, including insurance not directly paid by the Company are provided to the Company under a System Operating Agreement (SOA), effective on September 22, 2017, with 3 Bear Field Services, LLC (“3BFS”), a separate wholly-owned subsidiary of 3Bear. Under the SOA, the Company is required to reimburse 3BFS for any direct costs or expense (other than general and administration services) incurred by 3BFS on the Company’s behalf. Additionally, the Company pays 3BFS a monthly service fee (adjusted annually based on the Company’s prior year’s annual EBITDA), for centralized corporate functions provided by 3BFS on the Company’s behalf, including legal, accounting, cash management, insurance administration, risk management, health, safety and environmental, information technology, human resources, payroll, taxes and engineering. Except with respect to the service fee, there is no limit on the reimbursements the Company will make to 3BFS under the SOA for other expense and expenditures incurred or payment made on the Company’s behalf. The SOA shall continue for a term of five years, and from year to year thereafter unless terminated in accordance with the agreement. Effective with the March 22, 2021, purchase of the JV membership interests in 3BDH, the SOA was amended to increase the monthly service fee to reflect actual costs incurred. See Note 13 for additional changes made to the SOA in 2022. For the successor and predecessor periods, the Company incurred the following fees associated with the SOA: Successor Predecessor Predecessor For the Periods Ended December 31, 2021 March 22, 2021 December 31, 2020 Labor and benefits included in property, plant and equipment $ 822,749 $ 317,605 $ 1,258,861 Direct expenses included in operations and maintenance expense 6,444,863 1,816,986 7,288,645 Management fee included in general and administrative expenses 3,848,171 163,209 638,688 Total $11,115,783 $ 2,297,800 $ 9,186,194 As of December 31, 2021, and 2020, amounts payable to affiliates, associated with the SOA, were included in accounts payable – affiliate, totaling $174,303 and $427,705, respectively. Contracts with JV Partner In August 2017, the Company entered into a crude oil gathering agreement, a gas gathering processing and purchase agreement, and a produced water gathering agreement with a US oil and natural gas exploration and production company, and the sole owner of the JV Partner. Effective after March 22, 2021, the JV Partner is no longer an affiliate of the Company.

3 Bear Delaware Holding - NM, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Certain members with interest in 3 Bear's investor units perform professional services for the Company. During the successor and predecessor periods, the Company paid legal and consulting fees to these firms in the amount of approximately $488,000 and $140,000, respectively.

5. Revenue

The transaction price in the Company's contracts is primarily based on the volume of natural gas, crude oil or produced water transferred by the Company's gathering systems to the customers' agreed upon delivery point multiplied by the contractual rate. For contracts containing noncash consideration such as condensate and skim oil, the Company recognizes revenue based on the market value of the product retained at the time the processing is provided. The Company also recognizes the revenue in product sales at the time of transfer of the goods sold, and a corresponding cost in gas purchases and other cost of product sales.

Contract Assets

Prior to the 3BE-NM's purchase of the remaining membership interest for the JV Partner, the contract assets relate to consideration paid to third parties for their commitment to use the Company's services. These assets were amortized over 10 years based on estimated production volumes during the period compared to total projected production volumes over the life of the associated contracts and presented as a reduction of revenue. The contract asset was adjusted to fair value upon acquisition of the remaining membership interest from the JV partner on March 22, 2021and captured in the customer contracts intangible assets as further described in Note 7.

The following table provides information about contract assets from contracts with customers:

	Successor	Predecessor	Predecessor
	December 31, 2021	March 22, 2021	December 31, 2020
Contract assets, beginning of period	$ -	$ 16,723,419	$ 16,545,815
Additions	-	-	454,185
Amortization of contract assets	-	(103,395)	(276,581)
Contract assets, end of period	$ -	$ 16,620,024	$ 16,723,419

Significant Customers and Concentrations of Credit Risk

As of and for the periods ended December 31, 2021, and March 22, 2021, revenues and accounts receivable from the Company's customers with greater than 10% of total revenues or accounts receivable was as follows:

As of December 31, 2021 and for the Period Ended December 31, 2021(Successor)	Revenues	Accounts and Accrued Receivables
Customer A	**$ 23,780,742**	**$2,489,327**
Customer B	**$ 52,333,049**	**$5,605,370**

As of March 22, 2021and for the Period Ended March 22, 2021(Predecessor)	Revenues	Accounts and Accrued Receivables
Customer A	$ 8,182,149	$ 3,030,158
Customer B	$ 8,334,495	$ 868,265
Customer C	$ 2,666,600	$ 1,300,289

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3 Bear Delaware Holding - NM, LLC and Subsidiaries Notes to Consolidated Financial Statements 20 As of December 31, 2020 and for the Year Ended December 31, 2020 (Predecessor) Revenues Accounts and Accrued Receivables Customer D $10,998,196 $1,816,624 Customer E $ 9,023,295 $1,069,474 Customer F $ 6,695,182 $1,174,870 6. Property, Plant and Equipment, Net Property, plant and equipment consisted of the following: Estimated Useful Life (in years) December 31, 2021 (Successor) December 31, 2020 (Predecessor) Gathering facilities, processing systems and related equipment 25-30 $ 323,156,134 $ 374,315,754 Land N/A 2,480,000 1,499,069 Construction in progress N/A 8,583,758 14,835,520 Asset retirement obligations 25-30 - 3,527,146 Other property and equipment 3-6 255,498 292,927 Total property, plant and equipment 334,475,390 394,470,416 Less accumulated depreciation (8,755,601) (27,698,011) Property, plant and equipment, net $ 325,719,789 $ 366,772,405 Depreciation expense was $8,769,283 and $3,487,193 and $14,246,272 for the successor and predecessor periods, respectively. No Interest was capitalized (including amortization of debt issuance costs) for the successor or predecessor periods. The Company has approximately $48.9 million of additional estimated project costs associated with construction in progress projects that are expected to be completed within the next year. 7. Intangible Assets, Net Identifiable intangible assets as of December 31, 2021, consist of customer contracts with third parties. The intangible asset balance as of December 31, 2021 was as follows: Intangible Assets Successor December 31, 2021 Customer contracts $ 43,983,000 Accumulated amortization (1,271,568) Intangible assets, net $ 42,711,432

3 Bear Delaware Holding - NM, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The customer contracts are being amortized over a straight-line basis over a weighted average of approximately 29 years as this approximates the timing that the economic benefit of the customer contracts is expected to be received. Amortization expense for the Company's intangible assets was $1,271,568 for the successor period. Estimated future amortization expense for each of the five succeeding years and thereafter is as follows:

Year Ending	
2022	$ 1,637,211
2023	1,637,211
2024	1,637,211
2025	1,637,211
2026	1,637,211
Thereafter	34,525,377
Total	$ 42,711,432

8. Accrued Liabilities

Accrued liabilities consisted of the following:

December 31,	2021 (Successor)	2020 (Predecessor)
Gas purchases and other cost of revenues	$ 7,039,518	$ 2,714,379
Accrued property, plant and equipment costs	-	5,000,000
Operating expenses	2,449,167	608,221
Interest	128,738	306,526
Other	75,212	134,036
Total accrued liabilities	$ 9,692,635	$ 8,763,162

9. Long Term Debt, Net

On October 31, 2018, the Company entered into a senior secured revolving credit facility ("Credit Facility") with Wells Fargo Bank, N.A., as administrative agent, and a syndicate of lenders. The Credit Facility originally provided for lender commitments of $60 million, with an uncommitted accordion feature of up to an additional $60 million, subject to certain financial parameters as defined. The term of the Credit Facility was originally due on October 31, 2022 and the balance outstanding was due upon maturity. The Company initially paid approximately $724,000 in fees to the lenders and legal consultants during the term of the agreement that is being amortized on a straight-line basis which approximates the effective interest method.

In April 2021, the Credit Facility was amended to increase the availability from $60 million to $85 million and extend the term through April 2025, subject to certain borrowing limitations as outlined in the agreement. The amendment adjusted the accordion feature to $20 million. Additional fees were paid to the lenders and legal consultants of $876,827 concurrent to this amendment. As of December 31, 2021, the Company has approximately $989,000 of unamortized debt issuance costs netted against the debt balance on the consolidated balance sheets.

At December 31, 2021 (Successor), the Company had $70 million borrowing under the Credit Facility. As of December 31, 2021, there was $15 million of remaining availability.

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3 Bear Delaware Holding - NM, LLC and Subsidiaries Notes to Consolidated Financial Statements 22 Amounts borrowed under this arrangement bear interest as a variable interest rate, plus a yield spread that are due monthly with remaining principal and unpaid interest due at maturity. The variable interest rate is based either on LIBOR (“Libor Loans”) or the higher of (a) the Prime Rate (b) the Federal Funds Effective Rate plus 0.5% and (c) the LIBOR rate of a one-month maturity plus 1% (“Alternate Base Rate Loans”) at the Company’s election. The yield spread corresponds to the Company’s consolidated leverage ratio (as defined the in the Credit Facility), ranging from 1.0% to 2.0% for Alternate Base rate loans and from 2.0% to 3.0% for LIBOR loans. The weighted average interest rate in effect as of December 31, 2021 was 2.66%. The LIBOR rate will be replaced by applicable benchmarks when LIBOR rates are no longer available. The Credit Facility is secured by all working capital and fixed assets of the Company and its subsidiaries. The facility contains numerous covenants which restrict, along with other things, the Company’s ability to incur additional indebtedness, create liens on assets, make investments, dispose of assets, enter into sale and leaseback transactions, change the business conducted by the Company, and enter in certain hedging agreements without prior authorization. Significant financial covenants under the Credit Facility include a consolidated leverage ratio, and a consolidated interest coverage ratio (each as defined by the Credit Facility). As of December 31, 2021, the Company was in compliance with these debt covenants. Fees are charged on any lender commitments under the facility that the Company is not utilizing at an annualized rate ranging from 0.375% to 0.5%. The commitment fee in effect as of December 31, 2021 was 0.375%. The Company also has approximately $35,000 of capital lease liabilities as of December 31, 2021 (Successor) which was included in long-term debt. 10. Asset Retirement Obligations The Company has legal obligations associated with facilities and right-of-way contracts associated with their operations. The following table presents the changes in the net asset retirement obligations for the successor and predecessor periods: Successor Predecessor Predecessor December 31, 2021 March 22, 2021 December 31,2020 Asset retirement obligation, beginning of period $ 2,068,368 $ 3,995,638 $ 3,620,118 Liabilities incurred - - 159,918 Accretion expense 121,448 52,836 215,602 Asset retirement obligation, end of period $ 2,189,816 $ 4,048,474 $ 3,995,638

3 Bear Delaware Holding - NM, LLC and Subsidiaries Notes to Consolidated Financial Statements 23 The fair value of the asset retirement obligations was remeasured upon 3BE-NM acquisition of the remaining member interest from the JV Partner. Significant inputs in determining the asset retirement obligations include an inflation factor of 2.4%, a credit adjusted risk free rate of approximately 8%, and estimated plugging cost of ranging from approximately $500,000 to $3 million for the water gathering systems and $100,000 to $500,000 for the right of way assets in the Permian Basin in New Mexico. Accretion expense is recorded as depreciation, amortization, and accretion expense within operating expenses in the Company’s Consolidated Statements of Income. The Company did not have any material assets that were legally restricted for use in settling asset retirement obligations as of December 31, 2021. 11. Commitments and Contingencies Nature of Operations in the Midstream Energy Industry The Company operates in the midstream energy industry. The Company’s business activities include gathering, processing, selling, and storage of natural gas, NGLs and crude and skim oil, and saltwater disposal. The Company’s results of operations, cash flows and financial condition may be affected by changes in the commodity prices of these hydrocarbon products and changes in the relative price levels among these hydrocarbon products, based on energy producers anticipated drilling plans. In general, the prices of natural gas, NGLs, condensate and other hydrocarbon products are subject to fluctuations in response to changes in supply, market uncertainty and a variety of additional factors that are beyond the Company’s control. Profitability could be impacted by a decline in the volume of crude oil, natural gas, NGLs and condensate transported, gathered or processed at the Company’s facilities. A material decrease in natural gas or condensate production or condensate refining, as a result of depressed commodity prices, a decrease in exploration and development activities, or otherwise, could result in a decline in the volume of crude oil, natural gas, NGLs and condensate handled and processed by the Company’s facilities. A reduction in demand for NGL products by the petrochemical, refining or heating industries, whether because of (i) general economic conditions, (ii) reduced demand by consumers for the end products made with NGL products, (iii) increased competition from petroleum-based products due to the pricing differences, (iv) adverse weather conditions, (v) government regulations affecting commodity prices and production levels of hydrocarbons or the content of motor gasoline or (vi) other reasons, could also adversely affect the Company’s results of operations, cash flows and financial position. The Company’s principal market risks are exposure to changes in commodity prices, particularly to the prices of natural gas, NGLs and crude oil, and changes in interest rates. Lease Commitments Surface and Land Leases—The Company has entered into various surface lease agreements with unrelated third parties. These lease agreements, which have indefinite terms, shall remain in effect for so long as the Company has operations on the land.

3 Bear Delaware Holding - NM, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Payments on these leases, combined, are equal to approximately $384,000 per year, with annual increases as defined per the agreements. Any adjustments to record these rental amounts on a straight-line basis were immaterial.

The Company entered into two additional lease agreements with unrelated third parties with initial terms of 10 years and 12 years with payments outlined under surface and land leases in the table below.

Pipeline Lease—The Company entered into an agreement for pipeline capacity firm transport for NGLs with an unrelated third party in New Mexico effective July 1, 2018. The term of the lease is for 15 years and includes renewal options. The future minimum annual commitments under this arrangement as of December 31, 2021 are payable as follows:

Years Ending December 31,	Surface and Land Leases	Firm Transport	Total
2022	$ 21,327	$ 108,000	$ 129,327
2023	21,327	108,000	129,327
2024	21,327	108,000	129,327
2025	21,327	108,000	129,327
2026	21,327	108,000	129,327
Thereafter	34,527	702,000	736,527
Total	$ 141,162	$1,242,000	$ 1,383,162

Facility Commitment

As further described in Note 3, *Agreements and Transactions with Related Parties*, the Company entered into certain contracts with an affiliate of the JV Partner. Under the terms of the contracts, the Company will acquire, own, hold, maintain, develop and operate a natural gas gathering and processing system, a crude oil gathering system and a produced water gathering, recycling and disposal system in southeast New Mexico. The gas, crude and water produced by the JV Partner in Lea and Eddy Counties, New Mexico will be committed to the Company's gathering system during the 10-year term of the agreements. The Company will collect a gathering service fee based on the volume of product collected at designated receipt points. There may be additional fees for processing, treating or marketing services as defined in the contracts. The Company will reserve capacity in each of the systems described for the JV Partner's benefit as defined in the contracts; accordingly, any associated performance obligations associated with the stand-by capacity arrangements are recorded as a component of the associated gathering fee.

Open Purchase Orders

The Company has issued purchase orders to vendors to buy equipment required to build gathering and disposal systems. These outstanding purchase order commitments were approximately $18.1 million as of December 31, 2021.

Contingencies

The Company is subject to a variety of risks and disputes and is a party to various legal proceedings in the normal course of business. The Company maintains insurance policies with coverage and deductibles that it believes are reasonable. However, the Company cannot assure that the levels of

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3 Bear Delaware Holding - NM, LLC and Subsidiaries Notes to Consolidated Financial Statements 25 insurance will be adequate to protect the Company for all material expenses related to future claims for property loss, business interruption or for third-party claims of personal injury and property damage. While it is not possible to predict the outcome of the legal actions with certainty, management is of the opinion that an accrual and/or disclosure for potential losses associated with all legal actions is not required as of December 31, 2021. 12. Member’s Equity Equity Arrangements As outlined in the Amended LLC Agreement, the Company is authorized to have one class of interests called member units. The Company is authorized to issue units at a purchase price of $150 per unit, As of December 31, 2021, 476,653 units were issued and outstanding. The Board may make distributions at their discretion. These distributions are to be paid to the unit holders in proportion to their respective percentage interests outstanding. The Company did not make any distributions in 2021. As discussed in Note 3, there were redemptions of units between partners that resulted in 3BE-NM becoming the sole owner of the Company. 13. Subsequent Events Effective January 1, 2022, 3Bear contributed 3BFS to the Company. The contribution will effectively terminate the SOA agreement. Effective on February 14, 2022, the Company amended the Credit Facility to allow for an additional $20 million in availability up to $105 million total subject to the terms in the agreement. In accordance with ASC 855, Subsequent Events, the Company has reviewed and updated subsequent events through March 3, 2022, the date these consolidated financial statements were available to be issued. There were no additional material subsequent events that required recognition or additional disclosure in the consolidated financial statements.